UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 18, 2014 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 18, 2014, athenahealth, Inc. (“athenahealth”) entered into the First Amendment to Credit Agreement (the “Amendment”) that modifies the Credit Agreement, dated as of May 10, 2013 (the “Agreement”), with Bank of America, N.A., as administrative agent for itself and the other lenders and as swingline lender and the L/C issuer. Under the Agreement, athenahealth is required to maintain compliance with a consolidated fixed charge coverage ratio, and this Amendment provides that “Growth Capital Expenditures” are excluded from the calculation of that ratio. The Amendment adds a new definition for “Growth Capital Expenditures,” which includes capital expenditures for: (i) the construction, acquisition or opening of new facilities; (ii) the creation of expanded capacity of an existing line of business of athenahealth and its subsidiaries or any substantially related or complementary line of business; and (iii) other growth and expansion initiatives of athenahealth’ or its subsidiaries’ then-existing business as the administrative agent reasonably agrees to constitute Growth Capital Expenditures.
The foregoing is a summary description of certain terms of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated December 18, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
December 24, 2014	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
SVP, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated December 18, 2014